UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2017

Aquinox Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 - 887 Great Northern Way,

Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (604) 629-9223

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2017, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Aquinox Pharmaceuticals, Inc. (the “Company”), the Board (1) appointed Dr. Kelvin Neu to serve as a Class III Director of the Company until the 2017 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal and (2) appointed Dr. Richard Levy to serve as a Class II Director of the Company until the 2019 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. The Board also appointed Dr. Neu to serve on the Nominating and Corporate Governance Committee of the Board and appointed Dr. Levy to serve on the Compensation Committee of the Board.

As a non-employee director, each of Dr. Neu and Dr. Levy is entitled, following the 2017 Annual Meeting of Stockholders, to receive a $35,000 annual retainer for his service on the Board and $500 for any regular board meeting attended in person at the Company’s headquarters. Dr. Neu will then also be entitled to receive a $3,750 annual retainer for his service on the Nominating and Corporate Governance Committee, and Dr. Levy will be entitled to receive a $5,500 annual retainer for his service on the Compensation Committee. In addition, each of Dr. Neu and Dr. Levy will be, following the 2017 Annual Meeting of Stockholders, entitled to receive an option to purchase a total of 18,000 shares of the Company’s common stock, vesting on a three-year, annual vesting schedule, provided he continues to serve as a Board member. Additionally, on the date of each annual meeting thereafter, if Dr. Neu or Dr. Levy is elected or appointed or continues to serve as a director immediately after such annual meeting, he will be granted stock options covering 9,000 shares of our common stock, vesting on a one-year, monthly vesting schedule.

The Company expects to enter into a standard form of indemnification agreement with each of Dr. Neu and Dr. Levy (the “Indemnification Agreement”) in connection with his election to the Board. The Indemnification Agreement provides for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by indemnified parties in any action or proceeding. The foregoing is only a brief description of the Indemnification Agreement, does not purport to be complete and is qualified in its entirety by reference to the Company’s standard form of indemnification agreement, previously filed as Exhibit 10.5 to its Registration Statement on Form S-1 (No. 333-193615) on January 28, 2014 and incorporated herein by reference.

There are no arrangements or understandings between either Dr. Neu or Dr. Levy and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between either Dr. Neu or Dr. Levy and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Dr. Neu or Dr. Levy and the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

10.1*	Form of Indemnification Agreement

*	Previously filed on January 28, 2014 as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (No. 333-193615), and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aquinox Pharmaceuticals, Inc.

By:	/s/ Kamran Alam
Name:	Kamran Alam
Title:	Chief Financial Officer

Date: March 27, 2017

INDEX TO EXHIBITS

Number	Description

10.1*	Form of Indemnification Agreement

*	Previously filed on January 28, 2014 as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (No. 333-193615), and incorporated herein by reference.